UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 25, 2006

GUIDANT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

INDIANA

(State or Other Jurisdiction of Incorporation)

001-13388	35-1931722
(Commission File Number)	(IRS Employer Identification No.)

111 Monument Circle, 29th Floor Indianapolis, Indiana	46204-5129
(Address of Principal Executive Offices)	(Zip Code)

(317) 971-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 25, 2006, Boston Scientific Corporation (“Boston Scientific”) and Guidant Corporation (“Guidant”) issued a joint press release announcing that Boston Scientific and Guidant had entered into a merger agreement, dated as of January 25, 2006, pursuant to which Boston Scientific will acquire all the outstanding shares of Guidant common stock for a combination of cash and stock worth $80 per Guidant share. The press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. On January 25, 2006, Guidant issued a press release announcing, among other things, the termination of its merger agreement with Johnson & Johnson, dated as of December 15, 2004, amended and restated as of November 14, 2005 and further amended as of January 11, 2006 and January 13, 2006, according to its terms. The press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference. The information required by Items 1.01 and 1.02 will be filed in a separate Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Joint Press Release dated January 25, 2006

99.2	Press Release dated January 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDANT CORPORATION

Dated: January 25, 2006	By: /s/ Keith E. Brauer
Name: Keith E. Braue
Title: Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release dated January 25, 2006

99.2	Press Release dated January 25, 2006